UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 8, 2021

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s adjourned meeting of stockholders was reconvened on July 8, 2021, to consider and vote on approval of an amendment to our Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 400,000,000 shares (“Proposal 3”). As disclosed below under Item 8.01, incorporated herein by reference, upon motion the Annual Meeting was adjourned on Proposal 3.

Item 8.01 Other Events.

At the time of reconvening the Annual Meeting on July 8, 2021, there were insufficient votes to pass Proposal 3, which sought an amendment to the Company’s Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 400,000,000 shares. The meeting was adjourned on Proposal 3, and as announced at the meeting, such meeting will reconvene at 9:00 a.m. Eastern Daylight Time on August 6, 2021 virtually at http://www.virtualshareholdermeeting.com/PTN2021. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1
Press Release dated July 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: July 8, 2021	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

  99.1             Press Release dated July 8, 2021.